EXHIBIT (D)
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                                 AMENDMENT NO. 1
                      TO THE INVESTMENT ADVISORY AGREEMENT

         This Amendment No. 1 dated as of February 17, 1999 is entered into by Gabelli Funds, LLC (the "Adviser") and The Gabelli Value Fund Inc. (the "Fund").

         WHEREAS, the predecessor to the Adviser and the Fund entered into an Investment Advisory Agreement dated as of March 1, 1994 (the "Investment Advisory Agreement"); and

         WHEREAS, the Adviser and the Fund wish to amend the Investment Advisory Agreement to reflect the change in the Adviser's name;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

              1.  The name "Gabelli  Funds,  Inc." in the  Investment  Advisory
                   Agreement is hereby deleted in all places where it appears and replaced with the name "Gabelli Funds, LLC".

              2.  The Investment  Advisory Agreement shall remain in full force and effect in all other respects.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date and year first written above.


THE GABELLI VALUE FUND INC.                       GABELLI FUNDS, LLC


By:      /s/ Bruce Alpert                         By:      /s/ Gus Coutsouros